UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sundance Energy Australia Limited

(Exact name of registrant as specified in its charter)

Australia	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

633 17th Street, Suite 1950

Denver, CO 80202

Tel:  (303) 543-5700

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class be to be so registered	Name of each exchange on which each class is to be registered
American Depositary Shares, each representing 20 Ordinary Shares	The NASDAQ Stock Market LLC
Ordinary Shares, no par value	The NASDAQ Stock Market LLC*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-192953

Securities to be registered pursuant to Section 12(g) of the Act:  None

*  Application to be made for listing, not for trading, but only in connection with the registration of American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of the securities to be registered is set forth under the headings “Dividend Policy,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible for Future Sale” and “Taxation” in the Registrant’s Registration Statement on Form F-1 (File No. 333-192953), filed with the Securities and Exchange Commission on December 19, 2013, as subsequently amended by any amendments to such Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 in connection with such Registration Statement. Such Registration Statement, as amended, and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 that includes such description, are hereby incorporated by reference herein.

ITEM 2.	EXHIBITS.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Global Select Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

2

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sundance Energy Australia Limited

	By:	/s/ ERIC P. MCCRADY
	Name:	Eric P. McCrady
	Title:	Chief Executive Officer

Dated: February 5, 2014

3